                               CREDIT AGREEMENT
                               ----------------

     THIS CREDIT AGREEMENT ("Agreement") is entered into as of April ___, 1997, by and among WILD OATS MARKETS, INC., a Delaware corporation (the "Borrower"), the banks listed on the signature pages hereof (collectively, the "Banks" and each individually a "Bank"), and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent"). The Borrower, the Banks, and the Agent agree as follows:

                                    CONTEXT

     WHEREAS, the Borrower and Bank One, Indianapolis NA ("Bank One") are parties to a Credit Agreement dated March 15, 1995 (as amended from time to time, the "Original Agreement"); and

     WHEREAS, the Borrower has requested that Bank One terminate the loans provided to the Borrower under the Original Agreement, and has further requested that Banks provide certain credit facilities to the Borrower; and

     WHEREAS, the Banks have agreed to the request of the Borrower, subject to certain terms and conditions.

     NOW, THEREFORE, the parties agree as follows:

     Section 1. ACCOUNTING TERMS -- DEFINITIONS. All accounting and financial terms used in this Agreement are used with the meanings such terms would be given in accordance with GAAP except as may be otherwise specifically provided in this Agreement. The definitions set forth in the recitals above are incorporated herein by reference. In addition to the above and to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated when used in this Agreement with their initial letters capitalized:

     .  "Advance" means a disbursement of proceeds of the Revolving Loan.
         -------

     .  "Affiliate" means, as to any Person, any other Person directly or
         ---------
        indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation or other business entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or business entity, whether through the ownership of voting securities, by contract, or otherwise.

     .  "Agent" is used as defined in the Preamble and includes any successor
         -----
        agent appointed pursuant to Section 10.

     .  "Aggregate Commitment" has the meaning set forth in Scetion 2(a)(i) of
         --------------------
        this Agreement.

     .  "Agreement" means this Credit Agreement among the Borrower, the Banks,
         ---------
        and the Agent, as it may from time to time be amended, modified, or supplemented.

     .  "Applicable Rate" means any of the Applicable Commission Rate, the
         ---------------
        Applicable

        Unused Fee, or the Applicable Spread, as the context requires, and when used in the plural form refers to two or more of the Applicable Commission, the Applicable Facility Percentage, or the Applicable Spread, as the context requires. The Applicable Rate shall be determined by reference to the ratio of the Borrower's Funded Debt to EBITDA in accordance with the following table:

                                        Applicable
        Ratio of Funded                 Facility            Applicable Spread   Applicable
        Debt to EBITDA                  Percentage       Prime Rate LIBOR Commission
        --------------                  ----------       ---------- ----- ----------
        3.0 to 1.0 and above            0.25%            0%         2.00%  1.250%

        2.5 to 2.99 to 1.0              0.25%            0%         1.75%  1.125%

        2.0 to 2.49                     0.25%            0%         1.50%  1.125%

        1.00 to 1.0 and below           0.25%            0%         1.25%  1.000%

        After the Closing Date, the Applicable Rate shall be determined on the basis of the financial statements of the Borrower for each fiscal quarter furnished to the Bank pursuant to the requirements of the Agreement, with prospective effect for the following fiscal quarter; provided that at any time the Borrower makes an acquisition, the Applicable Rate shall be determined on the basis of the pro-forma financial statements of the Borrower prepared in accordance with GAAP furnished to the Bank at the time of such acquisition with prospective effect for the remainder of the fiscal quarter in which such acquisition occurred. Interest and fees will accrue and be payable in any fiscal quarter on the basis of the Applicable Rate in effect during the preceding fiscal quarter or partial fiscal quarter until an adjustment is made under the provisions of this subsection. The Applicable Rate shall be adjusted on the first day of the calendar month which follows receipt by the Bank of the financial statements upon which such adjustment is based, but such adjustment shall not be effective as to any LIBOR-based Rate elected prior to the date of such adjustment until the expiration of the period of time for which such LIBOR-based Rate shall have been elected by the Borrower. In the event that the Borrower fails to deliver the financial statements and compliance certificates required under the Agreement for any month which ends a fiscal quarter, then the Applicable Rate shall be the largest spread shown on the above table from the date such financial statements were required to be delivered until the first day of the calendar month which follows delivery to the Bank of such financial statements. For the avoidance of doubt, it is agreed that it is the intent of the parties that the Bank shall be free to exercise all remedies otherwise provided for in this Agreement in the event of the violation by the Borrower of the covenant stated in Section 5(g)(ii) hereof notwithstanding the accrual of interest upon the Loan at a rate determined in accordance with this definition.

     .  "Applicable Commission" means the rate at which the fee for each letter
         ---------------------
        of credit issued for the account of the Borrower under the terms of this Agreement will be calculated.

     .  "Applicable Spread" means the number of percentage points to be taken
         -----------------
        into account in calculating the per annum rate at which interest will accrue on the Loan.

     .  "Applicable Facility Percentage" means the percentage to be taken into
         ------------------------------
        account in calculating the unused facility fee.

     .  "Application for Advance" or "Application" means a written application
         -----------------------      -----------
        of the Borrower for a disbursement of proceeds of the Revolving Loan, substantially in the form of Exhibit "A" attached hereto.
                                     -----------

     .  "Authorized Officer" means the Chief Financial Officer, the Chief
         ------------------
        Executive Officer or the Secretary of the Borrower or such other officer whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement is evidenced to the Agent by a certified copy of an appropriate resolution of the Board of Directors of the Borrower.

     .  "Bank One" is used as defined in the Preamble.
         --------

     .  "Banking Day" means a day on which the principal offices of the Agent
         -----------
        and the Banks are open for the purpose of conducting substantially all of their business activities and, in the case of a LIBOR Advance, which is also a day on which commercial banks are open for the dealing of U.S. dollar deposits in London, England.

     .  "Banks" is used as defined in the Preamble and includes any lender which
         -----
        shall become a party to this Agreement as a signatory to any amendment or modification hereof.

     .  "Borrower" is used as defined in the Preamble.
         --------

     .  "Code" means the Internal Revenue Code of 1986, as amended.
         ----

     .  "Commitment" means the agreement of each Bank, severally, to extend its
         ----------
        Percentage of the Revolving Loan to the Borrower until the Revolving Loan Maturity Date.

     .  "Consolidated" or "Consolidating" means:  (a) when used herein with
         ------------      -------------
        reference to financial statements, ratios, assets or liabilities, that any calculations have been made by consolidating the assets and liabilities of the Borrower and its consolidated Subsidiaries after eliminating all intercompany items and making such adjustments as required by GAAP; and (b) when used herein with reference to a Subsidiary of the Borrower, a Subsidiary whose financial statements have been or, in accordance with GAAP, are required to be, presented together on a consolidated basis with those of the Borrower.

     .  "Deposit Account" is used as defined in Section 2(a)(iv).
         ---------------

     .  "EBITDA" means the net income of the Borrower for any accounting period
         ------
        plus income tax expense, interest, depreciation, amortization expense, and rents and lease expense for such accounting period, all determined in accordance with generally accepted accounting principles. For the avoidance of doubt, at any time there is an acquisition by the Borrower or any Subsidiary, EBITDA shall include the sum of net income of the acquired company plus income tax expense, interest, depreciation, amortization expense, rents and lease expense of the acquired company pro rated in any fiscal year as of the date acquired by the Borrower.

     .  "ERISA" means the Employee Retirement Income Security Act of 1974 and
         -----
        all of the rules and regulations promulgated pursuant thereto, as amended from time to time.

     .  "Event of Default" means any of the events described in Section 8.
         ----------------

     .  "Federal Funds Rate" means, for any day, the offered Federal Funds rate
         ------------------
        as published as of such date in the Wall Street Journal (Midwest
                                            -------------------
        Edition).

     .  "Fiscal Quarter" means a fiscal quarter of the Borrower consisting of
         --------------
        thirteen (13) consecutive weeks.

     .  "Funded Debt" means, as of any date, the sum of the following (without
         -----------
        duplication): (a) all interest-bearing indebtedness of the Borrower and its Subsidiaries as of such date which would be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date in accordance with generally accepted accounting principles, and (b) the present value of all obligations in respect of capital leases incurred by the Borrower and its Subsidiaries.

     .  "GAAP" means generally accepted accounting principles in the United
         ----
        States of America in effect from time to time.

     .  "Guaranty Agreement" is used as defined in Section 4(a).
         ------------------

     .  "Hazardous Substance" means any hazardous or toxic substance regulated
         -------------------
        by any federal, state or local statute or regulation including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

     .  "Letter of Credit" means any Letter of Credit issued under the
         ----------------
        provisions of Section 2(b) hereof, and when used in the plural form, means all such Letters of Credit.

     .  "LIBOR Advance" means an Advance for which interest is payable at a
         -------------
        LIBOR-based rate.

     .  "LIBOR-based Rate" means that per annum rate of interest which is equal
         ----------------
        to the sum
        of the LIBOR Applicable Spread per annum plus the London Interbank Offered Rate.

     .  "LIBOR Applicable Spread" means the number of percentage points to be
         -----------------------
        taken into account in calculating the LIBOR-based Rate.

     .  "London Interbank Offered Rate" or "LIBOR" means the per annum rate of
         -----------------------------      -----
        interest, as determined by the Reference Bank, at which dollar deposits in immediately available funds are offered to the principal banks in the London interbank market by other principal banks in that market two (2) Banking Days prior to the commencement of a period of either one month, three months, or six months for which the Borrower shall have requested a quotation of the rate in amounts equal to the amount for which the Borrower shall have requested a quotation of the rate. The Reference Bank shall notify the Agent of this rate by 9:00 A.M., Indianapolis, Indiana time one (1) Banking Day prior to the commencement of the relevant LIBOR Interest Period. Each determination of a LIBOR-based Rate made by the Agent in accordance with this paragraph shall be conclusive except in the case of demonstrative or manifest error.

     .  "LIBOR Interest Period" means, with respect to each LIBOR Advance, the
         ---------------------
        period commencing on the date the LIBOR Advance is disbursed to the Borrower and ending one, three, or six months thereafter, as requested by the Borrower pursuant to Section 2(a)(iii); provided, however, that a LIBOR Interest Period shall not extend beyond the Revolving Loan Maturity Date without the consent of the Required Banks.

     .  "Lien" means any mortgage, pledge, assignment, security interest,
         ----
        encumbrance, lien (statutory or other) or charge or preferential arrangement of any kind (including without limitation any agreement to provide any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof, or any filing or agreement to file a financing statement under the Uniform Commercial Code or comparable law to evidence or perfect any such lien or security interest.

     .  "Loan" means the Revolving Loan.
         ----

     .  "Loan Document" means any of this Agreement, the Revolving Notes,  the
         -------------
        Letters of Credit, any Reimbursement Agreement, the Guaranty Agreements, and any other instrument or document which evidences or secures the Loan or any Letter of Credit or which expresses an agreement as to terms applicable to the Loan or any Letter of Credit, as such documents may be amended, modified, restructured or replaced from time to time, and in the plural means any two or more of the Loan Documents, as the context requires.

     .  "Maturity Date" means the last day of the LIBOR Interest Period with
         -------------
        respect to a LIBOR Advance and the Termination Date with respect to a Prime-Rate Advance.

     .  "Maximum Available Amount" means, with respect to any Letter of Credit,
         ------------------------
        the maximum amount which is available to be drawn under such Letter of Credit by the beneficiary thereof at any time.

     .  "Note" means any one of the Revolving Notes, and in the plural means
         ----
        both or all of the Revolving Notes.

     .  "Obligations" means all obligations, Indebtedness and liabilities of the
         -----------
        Borrower in favor of the Banks, which obligations may be of any type and description, direct or indirect, absolute or contingent, due or to become due, now existing and hereafter arising, including but not limited to: (a) all of such obligations on account of the Loans, including any Advances made pursuant to any extension of the Commitments beyond the initial Revolving Loan Maturity Date or pursuant to any amendment or modification of this Agreement, (b) all of the obligations on account of the Letters of Credit, including the obligation of the Borrower to immediately reimburse Bank One for all draws made under any Letter of Credit, together with the payment of all fees and interest thereon, and (c) all other obligations arising under any Loan Document as amended from time to time.

     .  "Officer's Certificate" means a certificate in the form included as a
         ---------------------
        part of Exhibit "A" attached hereto signed by an Authorized Officer of
                ----------
        the Borrower confirming that all of the representations and warranties contained in Section 3 of this Agreement are true and correct as of the date of such certificate except as specified therein and with the further exceptions that: (a) the representation contained in Section 3(d) shall be construed so as to refer to the latest financial statements which have been furnished to the Banks as of the date of any Officer's Certificate, (b) the representations contained in Section 3(k) will be construed so as to apply not only to the Borrower, but also to any Subsidiaries, whether now owned or hereafter acquired, and (c) the representation contained in Section 3(l) shall be deemed to be amended to reflect the existence of any Subsidiary hereafter formed or acquired by the Borrower with the consent of the Required Banks or as permitted under Section 6(e). The Certificate shall further confirm that no Event of Default or Default shall have occurred and be continuing as of the date of the Certificate or shall describe any such Event of Default or Default which shall have occurred and be then continuing and the steps being taken by the Borrower to correct it.

     .  "Optional Rate" means a LIBOR-based Rate.
         -------------

     .  "PBGC" means the Pension Benefit Guaranty Corporation created under
         ----
        Section 4002(a) of ERISA or any successor thereto.

     .  "Percentage" means, for each Bank, the percentage of the Loan set forth
         ----------
        after the signature block of each Bank.

     .  "Permitted Liens" means:
         ---------------

            (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings (in a manner sufficient to prevent enforcement of the matter under contest) as to which adequate reserves have been set aside in an amount determined in accordance with GAAP;

            (b) Other Liens incidental to the conduct of the business of the Borrower and its Subsidiaries or the ownership of their respective properties and assets which were not incurred in connection with the incurring of Indebtedness, and which do not materially detract from the value of such property or assets or impair the use thereof in the business operation of the Borrower and its Subsidiaries;

            (c) Liens on property or assets of a Subsidiary to secure the obligations of such Subsidiary to the Borrower;

            (d) Liens conveyed simultaneously or hereafter by the Borrower to the Agent for the benefit of the Banks to secure the Obligations;

            (e) Purchase-money liens on any equipment hereafter acquired, or the assumption of any lien on equipment existing at the time of such acquisition, or a lien incurred in connection with any conditional sale or other title retention agreement or a finance lease; provided that (A) any equipment subject to any of the foregoing is acquired by the Borrower or any Subsidiary in the ordinary course of their respective businesses, (B) the lien on any such equipment is created contemporaneously with such acquisition and attaches only to the equipment so acquired and fixed improvements thereon, and (C) the total indebtedness secured by all such liens shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding in the aggregate; and

            (d) Liens now existing which are described on the "Schedule of Exceptions" attached as Exhibit "C."
                                ----------

     .  "Person" means an individual, a corporation, a limited liability
         ------
        company, a partnership, an association, a trust, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof, or other entity of any kind.

     .  "Plan" means any employee pension benefit plan maintained or contributed
         ----
        to by the Borrower or any of its Subsidiaries or by any trade or business (whether or not incorporated) under common control with the Borrower or any of its Subsidiaries as defined in Section 4001(b) of ERISA or insured by the PBGC under Title IV of ERISA.

     .  "Prepayment Premium" means the excess, if any, as determined by the
         ------------------
        Agent of: (a) the present value at the time of prepayment of the interest payments which would have been payable on account of an amount prepaid from the date of prepayment until the end of the period during which interest would have accrued at an Optional Rate but for prepayment over (b) the present value at the time of prepayment of interest payments calculated at the rate (the "Reinvestment Rate") which the
                                              -----------------
        Agent then estimates the Banks would receive upon reinvesting the principal amount of the prepayment in an obligation which presents a credit risk substantially similar (as determined in accordance with the commercial credit rating system then used by the Agent) to that which is then presented by the Loan for a period approximately equal to the balance of the period during which interest would accrue on the portion of the

        Loan prepaid at an Optional Rate, but for prepayment. The discount rate used by the Bank in determining such present values shall be the Reinvestment Rate.

     .  "Prime Rate" means a variable per annum interest rate equal at all times
         ----------
        to the rate of interest established and quoted by the Agent as its Prime Rate, such rate to change contemporaneously with each change in such established and quoted rate, provided that it is understood that the Prime Rate shall not necessarily be representative of the rate of interest actually charged by the Agent on any loan or class of loans.

     .  "Prime-based Rate" means a variable per annum rate of interest equal to
         ----------------
        the Prime Rate plus the Prime Rate Applicable Spread.

     .  "Prime Rate Advance" means an Advance for which interest is payable
         ------------------
        based on the Prime Rate.

     .  "Prime Rate Applicable Spread" means the number of percentage points to
         ----------------------------
        be taken into account in calculating the rate at which interest will accrue on the Loan based on the Prime Rate.

     .  "Pro Rata" means a calculation based upon each Bank's Percentage of
         --------
        amounts payable to or due from such Bank under this Agreement.

     .  "Reference Bank" means Bank One, or any one of the other Banks, as the
         --------------
        Agent may choose in its sole discretion when determining the applicable LIBOR-based Rates.

     .  "Reimbursement Agreement" is used as defined in Section 2(b).
         -----------------------

     .  "Reinvestment Rate" is used as defined in the text of the definition of
         -----------------
        "Prepayment Premium" in this Section 1.

     .  "Required Banks" means Banks holding in the aggregate at least sixty-six
         --------------
        and two-thirds percent (66-2/3%) of the unpaid principal balance of the Revolving Loan, plus the aggregate Maximum Available Amount of any Letters of Credit issued and outstanding under Section 2(b) of this Agreement, or if no Advances or Letters of Credit are outstanding, Banks having in the aggregate at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitment.

     .  "Revolving Loan" is used as defined in Section 2(a)(i).
         --------------

     .  "Revolving Loan Maturity Date" means initially December 31, 2003, or
         ----------------------------
        such other date, as the Borrower may request, to which the Commitments may be extended by all of the Banks pursuant to the terms of Section 2(a)(viii).

     .  "Revolving Notes" is used as defined in Section 2(a)(v).
         ---------------

     .  "Shareholders' Equity" means the remainder of the Borrower's total
         --------------------
        assets minus total liabilities as reflected on the Borrower's financial statements and determined on a Consolidated basis.

     .  "Subsidiary" as to any Person means any corporation, joint venture or
         ----------
        other business entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation or other business entity, are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

     .  "Termination Date" means the earlier to occur of (a) the Revolving Loan
         ----------------
        Maturity Date and (b) the date upon which the Revolving Loan is terminated, accelerated or both, pursuant to the terms of Section 8 hereof.

     .  "Unmatured Event of Default" means any event specified in Section 8,
         --------------------------
        which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

     Section 2. THE LOAN. Subject to all of the terms and conditions of this Agreement, each Bank severally agrees to make its Percentage of the Revolving Loan and to participate in the Letters of Credit, and Bank One agrees to issue the Letters of Credit described in this Section 2 to the Borrower, as follows.

     a. The Revolving Loan.  Each Bank severally agrees to make its Percentage
        ------------------
        of the Revolving Loan to the Borrower on the following terms and subject to the following conditions:

        (i)    The Aggregate Commitment -- Principal Reductions.  From the date
               ------------------------------------------------
               of this Agreement and until the Revolving Loan Maturity Date, each Bank severally agrees to make its Percentage of Advances (all such Advances by all such Banks are collectively referred to as the "Revolving Loan") under a revolving line of credit from time to time to the Borrower of amounts not exceeding the aggregate at any time outstanding the sum of Forty Million and 00/100 Dollars ($40,000,000.00) ( as shall be reduced as hereafter provided, the "Aggregate Commitment"), provided that all of the conditions of lending stated in Section 7 of this Agreement as being applicable to the Revolving Loan have been fulfilled at the time of each Advance, and provided further that the Aggregate Commitment shall decrease as of the end of each fiscal quarter beginning with the fiscal quarter ending on March 31, 2000, by Two Million Five Hundred Dollars ($2,500,000) (each such amount referred to in this subsection as a "Principal Reduction"). The Borrower shall pay such amounts as are required to reduce the outstanding principal balance of the Revolving Loan plus the Maximum Available Amount of all outstanding Letters of Credit to an amount not exceeding the Aggregate Commitment less the aggregate amount of the scheduled Principal Reduction on the effective date of the Principal Reduction. The Revolving Loan is a revolving credit facility and, subject to the provisions of this Section 2, the Borrower may prepay and borrow as the Borrower may elect, provided that: (A) all

               Advances must mature no later than the Termination Date and (B) the aggregate outstanding principal balance of the Revolving Loan, together with the aggregate Maximum Available Amount of all outstanding Letters of Credit, may not at any one time exceed the Aggregate Commitment then in effect.

        (ii)   Method of Borrowing.  So long as no Event of Default or Unmatured
               -------------------
               Event of Default shall have occurred and be continuing and until the Revolving Loan Maturity Date, the Borrower may borrow, repay and reborrow under the Revolving Notes on any Banking Day, provided that no borrowing may cause the principal balance outstanding under the Revolving Loan to exceed the maximum principal amount permitted to be outstanding under Section 2(a)(i) or may result in an Event of Default or an Unmatured Event of Default. Each Advance under the Revolving Loan shall be conditioned upon receipt by the Agent from the Borrower, at the time and in accordance with the terms of this Section 2, of an Application for Advance and an Officer's Certificate, provided that the Agent may, at its discretion, cause the Banks to make a disbursement upon the oral request of the Borrower made by an Authorized Officer, or upon a request transmitted to the Agent by telephone facsimile ("fax") machine, or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "informal requests"). In so doing, the Agent may rely on any informal request which shall have been received by it in good faith from a person reasonably believed to be an Authorized Officer. Each informal request shall be promptly confirmed by a duly executed Application and Officer's Certificate if the Agent so requires and shall in and of itself constitute the representation of the Borrower that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance and that the making of the requested Advance shall not cause the principal balance outstanding under the Revolving Loan to exceed the maximum principal amount permitted to be outstanding under Section 2(a)(i).

        (iii)  Requests for Advances.  The Borrower shall give the Agent at
               ---------------------
               least three (3) Banking Days' irrevocable notice of each LIBOR Advance or renewal thereof to be made hereunder and same-day notice of each Prime Rate Advance to be made. Each such request, including any informal request, (each a "Request") shall be irrevocable, shall be received by the Agent by no later than 11:30 A.M., Indianapolis, Indiana time, on the date required hereunder, and shall specify the date the Advance is to be made (which shall be a Banking Day), the type of Advance, the requested LIBOR Interest Period, and the amount of the Advance, which amount shall not exceed the maximum principal amount permitted to be outstanding under Section 2(a)(i). Requests may be made as provided in Section 2(a)(ii). If the Borrower fails to specify the type of Advance, it shall be deemed to have selected a Prime Rate Advance. If Borrower fails to specify the length of any LIBOR Advance, it shall be deemed to have selected a LIBOR Interest Period of thirty (30) days.

        (iv)   Funding by Banks. The Agent shall promptly notify each Bank upon
               ----------------
               receipt
               of a Request from the Borrower specifying the amount of such Advance to be funded by each Bank, the interest rate, the LIBOR Interest Period if applicable, and the date of borrowing. Each Advance or renewal thereof shall be made by the Banks in accordance with each Bank's Percentage of the Advance or renewal thereof. Provided that each Bank is given the notice required in this subsection (iv), each Bank agrees that it will make the funds which it is to advance hereunder available to the Agent, in immediately available funds, not later than 1:30 P.M. Indianapolis, Indiana time on the date such Advance is to be made. The Agent will advance to the Borrower the amount requested by the Borrower not later than 2:30 P.M. Indianapolis, Indiana time on the date such Advance is to be made, unless the Agent shall determine that any condition precedent applicable to the Advance set forth in Section 7 of this Agreement shall not be fulfilled as of the date of such Advance. All Advances will be made to the Borrower by a credit to Borrower's account number 193119823 at Bank One (the "Deposit Account"). All notices (including Requests for Advances) sent by the Borrower to the Agent and received by the Agent after 11:30 A.M. Indianapolis, Indiana time (or such other time as is specified in any Section hereof) on a Banking Day shall be deemed received on the next succeeding Banking Day.

        (v)    The Revolving Notes.  The obligation of the Borrower to repay the
               --------------------
               Revolving Loan shall be evidenced by the promissory notes (the "Revolving Notes") of the Borrower payable to the order of each Bank and in an amount equal to each Bank's Percentage of the Aggregate Commitment, which Revolving Notes shall be in the form of Exhibits "B-1," and "B-2" attached hereto. Principal,
                  ---------------     -----
               interest and all other sums owing to the Banks under this Agreement shall be evidenced by entries in records maintained by each Bank. Each payment on and any other credits with respect to principal, interest, and all other sums outstanding under this Agreement shall be evidenced by entries in such records. All such entries shall be prima facie proof that such sums are owing or that such payments have been made. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Advances together with all interest accruing thereon.

        (vi)   Interest and Principal of the Revolving Loan.
               --------------------------------------------

          A. Each Advance under the Revolving Loan shall bear interest until such Advance is paid in full at a rate per annum equal to, at the Borrower's option: (1) the Prime-based Rate or (2) a LIBOR-based Rate. In the event of the failure of the Borrower to designate an interest rate for an Advance, the Borrower shall have been deemed to have elected the Prime-based Rate.

          B. The Borrower shall pay accrued interest on each Advance on the first Banking Day of each calendar month and on the Maturity Date for such Advance, with the first payment due on the first such date after the making of the Advance.

          C. The Borrower shall pay the principal of each Advance in full on its Maturity Date unless the Borrower gives the Agent notice as provided in Section 2(a)(iii) that such Advance is to be renewed. Renewals of LIBOR Advances are subject to Sections 2(c)(iii), 2(c)(iv) and 2(c)(v) hereof. Subject to the provisions of Sections 2(a)(iii), and 2(c) hereof, (I) on the Maturity Date of any Advance or (II) on any Banking Day for any portion of the outstanding principal balance of the Revolving Loan on which interest is accruing at the Prime Rate, the Borrower shall have the right to elect to have such outstanding Advance or portion of the balance converted into a different type of Advance provided for under the terms of this Agreement; provided, that if no notice is given of the election of the Borrower to convert or renew a LIBOR Advance on its respective Maturity Date, the Borrower shall be deemed to have elected to convert such Advance or portion thereof to a Prime Rate Advance.

          D. All borrowings and reborrowings and all repayments shall be in amounts of not less than $50,000.00, except for repayment of the entire principal balance of the Revolving Loan and except for special prepayments of principal required under the terms of
               Section 2(a)(ix); provided, however, that each LIBOR Advance shall be in an aggregate minimum amount of $1,000,000.00 and $100,000.00 increments in excess thereof and there shall be no more than 3 LIBOR Advances outstanding at one time.

          E. After maturity, whether on the Revolving Loan Maturity Date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, all Advances shall bear interest at a per annum rate equal to two percent (2%) above the Prime-based Rate. The outstanding principal amount of the Revolving Loan shall be paid in full on the Revolving Loan Maturity Date, together with all accrued and unpaid interest thereon.

        (vii)  Use of Proceeds.  The proceeds of the Revolving Loan shall be
               ---------------
               used by the Borrower only to fund new store development, acquisitions, working capital requirements and for general corporate purposes of the Borrower and its Consolidated Subsidiaries.

        (viii) Extensions of Revolving Loan Maturity Date.  The Banks may, upon
               ------------------------------------------
               the request of the Borrower, but at the sole discretion of and with the consent of all of the Banks, extend the Revolving Loan Maturity Date from time to time to such date or dates as the Banks may elect by notice in writing to the Borrower, and upon any such extension and upon execution and delivery by the Borrower of Revolving Notes reflecting the extended maturity date, the date to which the Commitments are then extended will become the "Revolving Loan Maturity Date" for purposes of this Agreement.

         (ix)  Facility Fee.  In addition to interest on the Revolving Loan, the
               ------------
               Borrower shall pay to the Agent for the Banks a facility fee for each partial or full calendar quarter during which the Aggregate Commitment is outstanding equal to the Applicable Facility Percentage per annum of the average daily excess of the Aggregate Commitment over the outstanding principal balance of the Revolving Loan. Facility fees for each calendar quarter shall be due and payable within ten (10) days following the Agent's submission of a statement of the amount due. Such fees may be debited by the Agent when due to any demand deposit account of the Borrower carried with the Agent without further authority.

        (x)    Agent's Fee.  The Borrower shall pay to the Agent an Agent's Fee
               -----------
               in accordance with the agreement between the Agent and the Borrower. The Agent may debit the Deposit Account or any other demand deposit account of the Borrower on the date such fee is due in payment of such fee, without further authority and, in any event shall be paid by the Borrower within ten (10) days following the date due.


        (xi)   Commitment Fee. The Borrower shall pay the Agent for the
               --------------
               benefit the Banks a fee in the amount of $200,000.00 either previous to or contemporaneously with the execution of this Agreement as fees for the Commitments of the Banks to make the Loan.

     b. Sublimit for Letters of Credit. Prior to the Revolving Loan Maturity
        ------------------------------
        Date and at any time that the Borrower is entitled to an Advance under the Revolving Loan, Bank One shall issue, upon the application of the Borrower, for the account of the Borrower, a standby letter of credit (each a "Letter of Credit"), provided, that (i) the issuance of any Letter of Credit with a maturity date beyond the Revolving Loan Maturity Date shall be entirely at the discretion of Bank One, (ii) the form of the requested Letter of Credit shall be satisfactory to Bank One in the reasonable exercise of Bank One's discretion, (iii) the Borrower shall have executed an Application and Reimbursement Agreement for each Letter of Credit in the form attached hereto as Exhibit "D" (each a
                                                 -----------
        "Reimbursement Agreement"), and (iv) the aggregate Maximum Available Amount of all Letters of Credit outstanding at any one time shall not exceed $2,500,000.00. The Borrower shall pay Bank One a commission for each Standby Letter of Credit issued calculated at the Applicable Commission per annum of the Maximum Available Amount of all outstanding Letters of Credit. In addition, the Borrower shall pay Bank One's standard transaction fees, as published from time to time, with respect to any transactions (draws, amendments, etc.) occurring on account of any Letter of Credit. Commissions shall be payable when the related Letters of Credit are issued, and transaction fees shall be payable upon completion of the transaction as to which they are charged. All such commissions and fees may be debited by Bank One to the Deposit Account without further authority, and in any event, shall be paid by the Borrower within ten (10) days following billing. All commissions and transaction fees provided by this Section 2(b) shall be payable solely to Bank One and shall not be divided or shared with the other Banks.

     c. Other Provisions Applicable to the Obligations.  The following
        ----------------------------------------------
        additional provisions are applicable to the Obligations:

        (i) Calculation of Interest and Fees. Interest on each Loan and fees
            --------------------------------
            and commissions
               payable hereunder which are calculated on a per annum basis shall be calculated on the basis of a year of 360 days and actual days elapsed.

        (ii)   Taxes and Increased Costs.
               -------------------------

               A. All payments and reimbursements required to be made hereunder shall be made free and clear of, and without deduction of any and all taxes, fees or other charges of any nature whatsoever imposed by any taxing authority, except such taxes as are imposed on or measured by a Bank's net income by the jurisdiction or any political subdivision thereof in which such Bank's principal office or actual lending branch is located. The Borrower shall reimburse or compensate such Bank, upon demand by such Bank, for all costs incurred, losses suffered or payments made in connection with the Advances or any part thereof which costs, losses or payments are a result of any present or future reserve, special deposit or similar requirement against assets of, liabilities of, deposits with or for the account of or loans by such Bank, imposed on such Bank or the offshore interbank market by any regulatory authority, central bank or other authority, whether or not having the force of law. If any Bank makes a claim for compensation hereunder, it shall provide to the Borrower a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive except in the case of manifest error. If Borrower is prohibited by operation of law from (I) making payments without deduction as provided in this Section, or (II) paying, causing to be paid, or reimbursing any Bank for the cost of, any and all taxes, duties, fees or other charges as provided in this Section, then payments due to any such Bank under this Agreement (and any Note required hereunder) shall be increased to such amount which, after provision for such taxes, duties, fees or other charges, is necessary to yield and remit to such Bank payments at the applicable rate specified in Section 2(a)(vi). The Borrower shall provide evidence that all applicable taxes imposed on the transaction contemplated by this Agreement shall have been paid to the appropriate taxing authorities by delivery to Agent of the official tax receipts or notarized copies of such receipts within thirty (30) days after payment of any such tax.

               B. Each Bank that is not incorporated under the laws of the
                  United States or a State thereof agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower (I) two duly completed copies of Internal Revenue Service ("IRS") Form 1001 or 4224, as the case may be, certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes, and (II) an IRS Form W-8 or W-9, as the case may be, to establish an exemption from U.S. backup withholding tax. Each Bank required to deliver to the Borrower such IRS forms shall also deliver to the Borrower two new copies of such applicable forms on or before the date that any such forms expire or become obsolete, certifying that it can receive payments hereunder without deduction or withholding of any such taxes. If a Bank fails to provide all of the duly completed IRS forms exempting the payments made hereunder by the Borrower to such Bank from withholding or deduction for U.S. federal income taxes or U.S. backup withholding taxes, the Borrower shall withhold the appropriate amount of tax from the payment otherwise due and the provisions of Section 2(c)(ii)(A) shall not apply.

        (iii)  Availability, Yield.  With respect to the LIBOR Advances,
               -------------------
               notwithstanding anything to the contrary contained herein, if at any time any Bank in its discretion determines that there is a reasonable probability that United States dollar deposits in the amount of any requested LIBOR Advance and for a period equal to the LIBOR Interest Period for such Advance will not be available in the offshore interbank market, or there is a reasonable probability that the rate of interest at which such deposits will be available will not accurately reflect the cost to such Bank of maintaining such LIBOR Advance during such LIBOR Interest Period, such Bank shall promptly give notice thereof to Agent who shall notify the Borrower and, unless the Borrower elects to withdraw its Request for borrowing on the date it receives such notice from such Bank, Borrower shall be deemed to have requested a Prime Rate Advance in lieu of such LIBOR Advance.

        (iv)   Rate Not Ascertainable.  Anything herein to the contrary
               ----------------------
               notwithstanding, if at any time the Agent shall determine (which determination shall be binding and conclusive on all parties hereto) that by reason of circumstances affecting the offshore interbank market, adequate and reasonable means do not exist for ascertaining the applicable LIBOR, then so long as such circumstances shall continue (A) the Agent shall promptly give notice of such determination to each Bank and the Borrower, (B) no Bank shall be under any obligation to make or continue, or convert into, LIBOR Advances, (C) any request of the Borrower for LIBOR Advances (whether by continuation or conversion or otherwise) shall be deemed a request for Prime Rate Advances, and
               (D) the Borrower shall, in the case of each outstanding LIBOR Advance, on the Maturity Date of such Advance, either cause such Advance to be converted into a Prime Rate Advance or pay or prepay such Advance in full (together with accrued interest thereon).

        (v)    Illegality.  Notwithstanding anything to the contrary contained
               ----------
               herein, if at any time any Bank determines that any change in applicable law or regulation or any interpretation thereof makes it unlawful for such Bank to make or continue any LIBOR Advance, or to comply with its obligations hereunder in respect of LIBOR Advances, such Bank shall give notice of the same to Agent and Borrower, at which time the obligation of such Bank to lend on the basis of LIBOR shall terminate. If after consultation with Borrower, such Bank determines that the effect of such change cannot reasonably be mitigated, the Borrower shall, upon request of such Bank and subject to Section 2(c)(vi), immediately prepay in full the outstanding LIBOR Advances, together with all interest accrued thereon to the date of payment, and shall pay all other sums due such Bank in connection with such LIBOR Advances, provided, however, that Borrower may then elect to borrow the sums being prepaid at the Prime Rate.

        (vi)   Prepayments.  If any payment or prepayment of any LIBOR Advance
               -----------
               is made on a day which is not the Maturity Date for such Advance, the Borrower shall pay to each Bank upon its request (within ten
               (10) days thereof) such amount or amounts as will compensate such Bank for the amount by which the rate of interest on such Advance immediately prior to such repayment exceeds the rate of return to such Bank on relending or reinvesting until the original Maturity Date of such Advance the funds received in connection with payment or prepayment. If any Bank makes a claim for compensation hereunder, it shall provide to the Borrower a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive except in the case of manifest error.

        (vii)  Method of Payment; Mistakes.
               ---------------------------

            A. Each payment of principal, interest and other sums due under this
               Agreement shall be made to the Agent without set-off or counterclaim in immediately available funds on the Banking Day when due not later than 12:30 P.M. Indianapolis, Indiana time. All sums received after such time shall be deemed received on the next Banking Day, and interest thereon shall be payable at the then-applicable rate during such extension. Any payment due on a day that is not a Banking Day shall be made on the next Banking Day, and interest thereon shall be payable at the then-applicable rate during such extension.

            B. Payment of all sums under this Agreement shall be made by the
               Borrower to the Agent for the account of the Bank or Banks, as the context requires, and the Agent shall promptly distribute to each Bank its Percentage share of such payments in like funds as received. Borrower agrees that Agent may debit the Deposit Account for payments due under this Agreement and the Agent may credit the Deposit Account with the amount of any Advance.

            C. Unless the Agent shall have been notified in writing by any Bank prior to the date of an Advance that such Bank will not make available to the Agent on such date such Bank's Percentage share of such Advance, the Agent may (but shall not be required to) assume that such Bank has made such amount available to the Agent on such date and, in reliance thereon, may make available to Borrower a corresponding amount on behalf of such Bank. If such Bank subsequently makes its Percentage share of an Advance available to the Agent, such Bank shall pay to the Agent on demand an amount equal to the product of (I) the Federal Funds Rate from and including the date of the Advance to but excluding the date such Bank's Percentage share of the Advance was made available to the Agent (the "Out-of-Funds Period"), multiplied by
               (II) an amount equal to such Bank's Percentage share of the Advance, multiplied by (III) a fraction, the numerator of which is the number of days in the Out-of-Funds Period and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection (C) shall be conclusive in the absence of manifest error. If such amount is not in fact made available to the Agent by such Bank within three (3) Banking Days after the date of an Advance, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to such Advance on demand from the Borrower.

            D. Unless the Agent shall have been notified in writing by the
               Borrower prior to any date on which a payment is due hereunder or under the Notes that the

               Borrower will not make the required payment on such date, the Agent may (but shall not be required to) assume that the Borrower will make such payments to the Agent and, in reliance upon such assumption, may make available to each Bank the amount due to it on such date. If such amount is not in fact paid to the Agent by the Borrower within one (1) Banking Day after such payment is due, the Agent shall be entitled to recover from each Bank the amount paid to it by the Agent, together with interest thereon in the amount equal to the product of: (I) the daily average Federal Funds Rate from and including the payment date to but excluding the date the payment was made available to the Agent (the "Out-of-Funds Period"), multiplied by (II) an amount equal to such Bank's Percentage share of the total amount paid by the Agent, multiplied by (III) a fraction, the numerator of which is the number of days in the Out-of-Funds Period and the denominator of which is 365. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection (D) shall be conclusive in the absence of manifest error.

          E. Neither the Agent nor any Bank which continues to make its Percentage share of Advances available to the Borrower shall have any liability to the Borrower for the actions of a Bank which does not make its Percentage share of Advances available, and the Borrower's sole remedy for damages for the refusal of a Bank to lend its Percentage share of Advances, if any, shall be for actual damages from such non-performing Bank only.

        (viii) Capital Reimbursement.
               ---------------------

          A. If either (I) the introduction or implementation of, or any change in, or in the interpretation of, any law, rule or regulation, or (II) the introduction or implementation of or compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank, then, upon demand by such Bank, the Borrower will pay to the Agent for benefit of such Bank, from time to time as specified by such Bank, such additional amount or amounts which such Bank shall determine to be appropriate to compensate such Bank or any corporation controlling such Bank in light of such circumstances, to the extent that such Bank reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by, or in whole or in part based on the existence of, the face amount of such Bank's Percentage share of the Revolving Loan or such Bank's Commitment under this Agreement.

          B. Any amount otherwise payable by the Borrower to a Bank under the foregoing subsection (A) (hereinafter referred to as the "Capital Cost") shall be increased by the remainder of (I) that portion of the Capital Cost determined by such Bank to be allocable to the amount of any interest or participation transferred by such Bank in such Bank's Advance or Percentage of the Loan under this Agreement, minus (II) the sum of the amount of the Capital Cost which such Bank has agreed or is otherwise obligated to pay to the holder of such interest or participation as determined by such Bank, plus the amount such Bank shall determines to be appropriate to compensate such Bank or any corporation controlling such Bank to the extent that such Bank reasonably determines that the capital required or expected to be maintained by such Bank, or by any corporation controlling such Bank, will be increased, in whole or in part, based upon the existence of such interest or participation so transferred.

               C. Notwithstanding the foregoing, any amount payable with respect to the taxes, duties, fees or other charges under
                    Section 2(c)(ii) or the Capital Cost as determined under subsections (A) and (B) above shall be payable by the Borrower to the relevant Bank (the "Reimbursed Bank") within forty-five (45) days after demand therefor, which demand shall be accompanied by the calculation in reasonable detail of the taxes, duties, fees or other charges determined under
                    Section 2(c)(ii) or the Capital Cost, with a copy to the Agent. Additionally, the Borrower may, in its sole option, obtain a new lender to replace the participation of the Reimbursed Bank in this Agreement. Upon replacing the Reimbursed Bank with a new lender, the Borrower shall pay the Reimbursed Bank the outstanding principal amount of the Reimbursed Bank's Advances, together with accrued interest thereon, together with the taxes, duties, fees or other charges under Section 2(c)(ii) or the Capital Cost demanded by the Reimbursed Bank. Thereafter, the Reimbursed Bank shall no longer be a party to this Agreement, and the Borrower shall have no further obligation hereunder with respect to the Reimbursed Bank.

     Section 3. REPRESENTATIONS AND WARRANTIES. To induce the Banks to make the Revolving Loan, to induce Bank One to issue the Letters of Credit, and to induce the Banks and the Agent to enter into this Agreement, the Borrower represents and warrants that:

     a.   Organization of the Borrower and the Subsidiaries.  The Borrower is a
          -------------------------------------------------
          corporation organized, existing and in good standing under the laws of the State of Delaware and each Subsidiary is a corporation organized, existing and in good standing under the laws of the State of its respective incorporation. Each is qualified to do business in every jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary, and (ii) failure so to qualify might impair its title to material properties or its right to enforce material contracts or result in exposure of liability for material penalties in such jurisdiction. No jurisdiction in which the Borrower or a Subsidiary is not qualified to do business has asserted that such corporation is required to be qualified therein. The principal office of the Borrower is located at 1645 Broadway, Boulder, Colorado 80302. The principal offices of each Subsidiary is located the address listed in Exhibit "E" attached to this Agreement. Neither the Borrower nor any
          -----------
          Subsidiary conducts any material operations or keeps any material amounts of property at any other location, except as disclosed on the "Schedule of Exceptions" attached as Exhibit "C." Neither the
                                               -----------
          Borrower nor any Subsidiary has done business under any name other than its present corporate name at any time during the six years preceding the date of this Agreement except as disclosed on the "Schedule of Exceptions" attached as Exhibit "C."
                                               ------------

     b.   Authorization; No Conflict.  The execution and delivery of this
          --------------------------
          Agreement, the borrowings hereunder, the execution and delivery of all of the other Loan Documents and the performance by the Borrower of its obligations under this Agreement and all of the other Loan Documents are within its corporate powers, have been duly authorized by all necessary corporate action, have received all required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of its Articles or Certificate of Incorporation or Bylaws or of any agreements which are binding upon the Borrower or any of its properties which contravention or conflict would have a material adverse effect on the financial condition or business operations of the Borrower. The execution and delivery of the Guaranty Agreement of each Subsidiary and the execution and delivery of any of the other Loan Documents to which it is a party and the performance by each Subsidiary of its obligations under its Guaranty Agreement and any of the other Loan Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, have received all required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of their respective Articles or Certificates of Incorporation or Bylaws or of any agreements which are binding upon any Subsidiary or any of its properties which contravention or conflict would have a material adverse effect on the financial condition or business operations of such Subsidiary.

     c.   Validity and Binding Nature.  This Agreement and all of the other Loan
          ---------------------------
          Documents are the legal, valid and binding obligations of the Borrower enforceable against the Borrower, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The Guaranty Agreement of each Subsidiary and any of the other Loan Documents to which it is a party are the legal, valid and binding obligations of such Subsidiary, enforceable against it in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

     d.   Financial Statements.  The Borrower has delivered to the Bank its
          --------------------
          unaudited quarterly financial statements as of September 30, 1996. Such statements have been prepared in accordance with GAAP consistently applied except, as to the interim statements, for the absence of a statement of cash flows, footnotes and adjustments normally made at year end which are not material in amount. Such statements present fairly the consolidated financial positions of the Borrower and any Subsidiaries as of the date thereof and the consolidated results of their operations for the period covered and since the date of such statements there has been no material adverse change in the consolidated financial position of the Borrower and its Subsidiaries or in the results of the consolidated operations of the Borrower and its Subsidiaries.

     e.   Litigation and Contingent Liabilities.  Except as disclosed on the
          -------------------------------------
          "Schedule of Exceptions" attached as Exhibit "C", no litigation,
                                               -----------
          arbitration proceedings or governmental proceedings are pending or to the knowledge of an officer of the Borrower threatened against the Borrower or any Subsidiary which would, if adversely determined, materially and adversely affect the financial position or continued operations of the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary has any material contingent liabilities which are not provided for or disclosed in the financial statements referred to in Section 3(d) or on the "Schedule of Exceptions" attached as Exhibit
                                                                         -------
          "C."
          ----

     f.   Liens.  None of the assets of the Borrower or any Subsidiary are
          -----
          subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except for liens and security interests described in the exceptions enumerated in Section 6(b), and those liens existing as of the date hereof as disclosed on the "Schedule of Exceptions" attached as Exhibit "C".
                                               -----------

     g.   Employee Benefit Plans.  Each Plan maintained by the Borrower and each
          ----------------------
          Subsidiary is in material compliance with ERISA, the Code and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and each of the Borrower and its Subsidiaries has filed all reports and returns required to be filed by ERISA. No Plan maintained by the Borrower or any Subsidiary and no trust created under any such Plan has incurred any "accumulated funding deficiency" as defined in Section 412 (c)(1) of ERISA, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans. Neither the Borrower nor any Subsidiary has any knowledge that any "reportable event" as defined in ERISA has occurred with respect to any Plan maintained by the Borrower or such Subsidiary.

     h.   Payment of Taxes.  The Borrower and each Subsidiary have filed all
          ----------------
          federal, state and local tax returns and tax related reports which each is required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid except for such as are being contested in good faith by appropriate proceedings, and with respect to which the Borrower or such Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves. Adequate provision has been made for the payment when due of all tax liabilities of the Borrower and each Subsidiary which have been incurred, but are not as yet due and payable.

     i.   Investment Company Act.  Neither the Borrower nor any Subsidiary is an
          -----------------------
          "investment Company" or a Company "controlled" by an "investment Company" within the meaning of the Investment Company Act of 1940, as amended.

     j.   Regulation U.  Neither the Borrower nor any Subsidiary is engaged
          ------------
          principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the consolidated assets of the Borrower and its Subsidiaries consists of margin stock, within the contemplation of Regulation U, as amended.

     k.   Hazardous Substances.  Except as disclosed on the "Schedule of
          --------------------
          Exceptions" attached as Exhibit "C", to the best knowledge of the
                                  -----------
          Borrower after due inquiry and investigation, (i) there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to the Borrower or any Subsidiary; (ii) there are no tanks, drums or other containers of any kind on premises owned or occupied by or under lease to the Borrower or any Subsidiary;
          (iii) no premises owned or occupied by or under lease to the Borrower or any Subsidiary have ever been used, and as of the date of this Agreement, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances in reportable quantities; and
          (iv) no Hazardous Substances in reportable quantities have been released on any such premises nor is there any threat of release of any Hazardous Substances in reportable quantities on any such premises.

     l.   Subsidiaries.  The only Subsidiary of the Borrower as of the date of
          ------------
          this Agreement is Alfalfa's Canada, Inc., a corporation established under the laws of British Columbia, Canada.

     m.   Merger--Compliance With Laws.  The consummation and closing of the
          ----------------------------
          merger of Wild Oats Markets, Inc., a Delaware corporation, with and into W. O. Holdings, Inc. (formerly Alfalfa's, Inc., a Colorado corporation with the resulting entity renamed Wild Oats Markets, Inc. (the "Merger") have been conducted in compliance with all applicable laws, including federal laws and the laws of the states of Delaware and Colorado, respectively, and all necessary approvals, consents, exemptions and other action, notice to or filing with any governmental authority by the Borrower or any other party in connection with execution, delivery and performance of the documents required as an incident to the Merger and the Loan Documents has been obtained and taken.

     n.   Securities Act of 1933.  The Merger has been consummated in compliance
          ----------------------
          with the Securities Act of 1933.

     Section 4. COLLATERAL FOR THE OBLIGATIONS. The Obligations will be secured and supported as provided in this Section:

     a.   Guaranty Agreements.  The Obligations will be supported by the
          -------------------
          unconditional guaranty of prompt payment of each of the Subsidiaries, each of which guaranty shall be evidenced by a Guaranty Agreement (collectively, the "Guaranty Agreements") in the form of Exhibit "F."
                                                                   ------------

     Section 5. AFFIRMATIVE COVENANTS OF THE BORROWER. Until all Obligations terminate or are paid and satisfied in full, and so long as the Aggregate Commitment, or any Letter of Credit is outstanding, the Borrower agrees that it will strictly observe the following covenants:

     a.   Corporate Existence.  The Borrower shall preserve, and shall cause
          -------------------
          each Subsidiary to preserve, its corporate existence.

     b.   Reports, Certificates and Other Information.  The Borrower shall
          -------------------------------------------
          furnish to each Bank copies of the following financial statements, certificates and other information:

        (i)    Annual Statements.  As soon as available and in any event within
               -----------------
               one hundred twenty (120) days after the close of each fiscal year, consolidated financial statements of the Borrower and its Subsidiaries for such fiscal year prepared and presented in accordance with GAAP, in each case setting forth in comparative form corresponding figures for the preceding fiscal year, together with the audit report, unqualified as to scope, of independent certified public accountants, approved by the Banks which approval shall not be unreasonably withheld. The Borrower shall provide supplementary consolidating financial statements of the Borrower and its Subsidiaries for such fiscal year consisting at a minimum of:

          A.   the balance sheet as of the end of the year;

          B.   a statement of income for the fiscal year; and

          C.   the operating performance of each store/kitchen/bakery,

          all in reasonable detail, in each case setting forth in comparative form corresponding figures for the same period in the preceding fiscal year and for the current year's budget, and accompanied by the written representation of the chief financial officer of the Borrower that such financial statements have been prepared in accordance with GAAP, consistently applied, (except for changes in which the independent accountants of the Borrower concur) and present fairly the consolidated financial position of the Borrower and its Subsidiaries and the results of the business operations of the Borrower and its Subsidiaries as of the dates of such statements and for the fiscal year then ended.

        (ii)   Interim Statements.  As soon as available and in any event within
               ------------------
               thirty (30) days after the end of each month which is not a quarter-end and as soon as possible and in any event within forty-five (45) days after the end of each month constituting a quarter-end, a copy of the consolidated interim financial statements of the Borrower and its Subsidiaries consisting at a minimum of:

          A.   the balance sheet as of the end of the month;

          B. a statement of income for the month and for the partial or full fiscal year ended as of the end of the month; and

          C. if requested by the Agent, the operating performance of each store/kitchen/bakery,

          all in reasonable detail, in each case setting forth in comparative form corresponding figures for the same period in the preceding fiscal year and for the current year's budget, and accompanied by the written representation of the chief financial officer of the Borrower that such financial statements have been prepared in accordance with GAAP (except that they need not include footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Borrower concur) and present fairly the consolidated financial position of the Borrower and its Subsidiaries and the results of the business operations of the Borrower and its Subsidiaries as of the dates of such statements and for the fiscal periods then ended. Notwithstanding the foregoing, in the event that the Borrower has no outstanding and unpaid principal, interest, or fees of the Loan, or outstanding Letters of Credit, and no event of Default or Unmatured Event of Default exists, during the entire period of a fiscal quarter, the Borrower shall be required to submit the above described financial statements no more often than within forty-five (45) days after each fiscal quarter, and such fiscal quarter and such statements shall be prepared as of the end of each such fiscal quarter rather than on a monthly basis.

        (iii)  Certificates.  Contemporaneously with the furnishing of each set
               ------------
               of financial statements provided for in Sections 5(b)(i) and 5.b(ii), an Officer's Certificate.

        (iv)   Management Letter.  As soon as available and in any event within
               -----------------
               sixty (60) days after receipt, a copy of any management letter from the Borrower's independent certified public accountants, together with a copy of any response by the Borrower to such letter.

        (v)    Annual Budget.  As soon as available and in any event within
               -------------
               sixty (60) days after the close of each fiscal year, a summary of the Budget (including, without limitation, projected capital expenditures, balance sheets, statements of income and of cash flows on a monthly basis) for the following fiscal year.

        (vi)   Orders.  Prompt notice of any material adverse orders in any
               ------
               material proceedings to which the Borrower or any Subsidiary is a party, issued by any court, regulatory agency, or other such tribunal, federal or state, and if any Bank should so request, a copy of any such order.

        (vii)  Notice of Default or Litigation.  Immediately upon learning of
               -------------------------------
               the occurrence of an Event of Default or Default, or the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to the Borrower or any Subsidiary, or the occurrence of any event which could have a material adverse effect upon the Borrower or any Subsidiary, written notice thereof describing the same and the steps being taken by the Borrower or any Subsidiary with respect thereto.

        (viii) Compliance Certificates.  Within thirty (30) days following each
               -----------------------
               month end, a certificate of the Chief Financial Officer or other appropriate officer of the Borrower demonstrating compliance with the applicable financial covenants stated in Section 5(g) and compliance with the covenant limiting new store openings of the Borrower stated in Section 6(k). Such certificate shall relate the covenants to the month-end figures and shall otherwise be in such form and provide such detail as may be reasonably satisfactory to the Bank.

        (ix)   Registration Statements and Reports.  Promptly upon filing with
               -----------------------------------
               the Securities and Exchange Commission or any state securities regulatory authority, copies of all registration statements and all periodic and special reports required or permitted to be filed under federal or state securities laws and regulations.

        (x)    Other Information.  From time to time such other information
               -----------------
               concerning the Borrower or any Subsidiary as any Bank may reasonably request.

     c.   Books, Records and Inspections.  The Borrower shall maintain and shall
          ------------------------------
          cause each Subsidiary to maintain complete and accurate books and records, and the Borrower or such Subsidiary shall permit access thereto upon reasonable notice and during normal business hours, by the Agent or its agent for purposes of inspection, copying and audit. The Borrower shall permit and shall cause each Subsidiary to permit the Agent or its agent to inspect its properties and operations at all reasonable times upon reasonable notice and during normal business hours.

     d.   Insurance. The Borrower shall maintain and shall cause each Subsidiary
          ---------
          to maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated. The Borrower shall name, and shall cause each Subsidiary to name, the Agent as additional loss payee on any such insurance policy under a standard lender's loss payable clause and shall provide a copy of any such policy to the Agent.

     e.   Taxes and Liabilities.  The Borrower shall pay and shall cause each
          ---------------------
          Subsidiary to pay when due all taxes, license fees, assessments and other liabilities except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

     f.   Compliance with Legal and Regulatory Requirements.  The Borrower shall
          -------------------------------------------------
          maintain and shall cause each Subsidiary to maintain material compliance with the applicable provisions of all federal, state and local statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

     g.   Financial Covenants.  The Borrower shall observe, on a consolidated
          -------------------
          basis, the following financial covenants:

        (i)    Shareholders' Equity.  The Borrower shall maintain at all times a
               --------------------
               minimum Shareholders' Equity at a level not less than the sum of
               (A)the greater of (I) $76,000,000, or (II) the level reported on the Borrower's audited financial statements for the fiscal year ending December 28, l996, plus (B) fifty percent (50%) of net income for the quarter for which Shareholders' Equity is determined, exclusive of losses.

        (ii)   Ratio of Total Funded Debt to Shareholders' Equity.  The Borrower
               --------------------------------------------------
               shall maintain at all times the ratio of Total Funded Debt to Shareholders' Equity at a level not greater than .65 to 1.0.

        (iii)  Interest Coverage.  For the first fiscal quarter ending in 1997,
               -----------------
               and for each period of two, three and four consecutive fiscal quarters ending thereafter until the first fiscal quarter ending in 1998, and for each period of four consecutive fiscal quarters ending thereafter, the Borrower shall maintain an interest coverage ratio of not less than 3.0 to 1.0. For purposes of this covenant, the phrase "interest coverage ratio" means the sum of net income plus, without duplication and to the extent deducted in determining such net income, (A) interest expense and (B) income tax expense; divided by interest expense.

        (iv)   Fixed Charge Coverage.  For each period of four consecutive
               ---------------------
               fiscal quarters beginning with the first fiscal quarter ending in 2000, and for each period of four consecutive fiscal quarters thereafter, the Borrower shall maintain a fixed charge coverage ratio of not less than 1.15 to 1.0. For purposes of this covenant, the phrase "fixed charge coverage ratio" means EBITDA divided by the sum of (A) dividends paid, (B) required Principal Reductions made under the Revolving Loan, (C) income taxes paid,
               (D) interest expense, (E) expenditures for fixed assets, (F) rents and (G) and the sum of all capital lease payments.

     h.   Primary Banking Relationship.  The Borrower shall maintain its primary
          ----------------------------
          concentration and, where practical, its deposit accounts with Bank One or, at the Borrower's option, with an affiliate of Bank One.

     i.   Employee Benefit Plans.  The Borrower shall maintain and shall cause
          ----------------------
          each Subsidiary to maintain any Plan in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities pursuant thereto and shall file and shall cause each Subsidiary to file all reports required to be filed pursuant to ERISA, the Code, and such rules and regulations.

     j.   Hazardous Substances.  If the Borrower or any Subsidiary should
          --------------------
          commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those noted in Exhibit "C," the Borrower or
                                                   ------------
          such Subsidiary shall immediately notify the Agent of the commencement of such activity with respect to each such Hazardous Substance. The Borrower shall cause and shall cause each Subsidiary to cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Borrower or such Subsidiary to be accounted for and disposed of in compliance with all applicable federal, state and local laws and regulations. The Borrower shall notify and shall cause each Subsidiary to notify the Agent immediately upon obtaining knowledge that:

        (i) any premises which, at any time, have been owned, occupied by or under lease to the Borrower or any Subsidiary are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of Hazardous Substances located on such premises, or

        (ii) the Borrower or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Hazardous Substances, including, but not limited to the contamination of past and present waste disposal sites.

          If the Borrower or any Subsidiary is notified of any event described at items (i) or (ii) above, upon the request of the Banks the Borrower immediately shall engage or cause such Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Borrower or such Subsidiary with respect thereto, and the Banks shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Borrower or such Subsidiary. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Agent, which approval shall not be unreasonably withheld.

     Section 6. NEGATIVE COVENANTS OF THE BORROWER. Until all Obligations terminate or are paid and satisfied in full, and so long as the Aggregate Commitment, or any Letter of Credit, is outstanding, the Borrower agrees that it shall strictly observe the following covenants, unless at any time the Required Banks shall otherwise expressly consent in writing:

     a.   Restricted Payments.  The Borrower shall not purchase or redeem any
          -------------------
          shares of the capital stock of the Borrower or declare or pay any dividends thereon except for dividends payable entirely in capital stock, share repurchases and redemptions and dividends paid in any fiscal year not exceeding in the aggregate fifty percent (50%) of the Borrower's net income for such fiscal year.

     b.   Liens.  The Borrower shall not create or permit to exist, nor allow
          -----
          any Subsidiary to create or permit to exist, any Lien with respect to any property or assets now owned or hereafter acquired except Permitted Liens, nor enter into any agreement with any Person (other than the Banks pursuant to this Agreement) which restricts the right of the Borrower or any of its Subsidiaries to create, assume or permit to exist any Lien on any of their respective assets.

     c.   Guaranties.  The Borrower shall not be and shall not allow any
          ----------
          Subsidiary to be a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise except for:

        (i) guaranties in favor of the Banks and the Agent on behalf of the Banks;

        (ii) guaranties by endorsement of instrument for deposits or collection in the ordinary course of its business;

        (iii) the specific items listed in the "Schedule of Exceptions" attached as Exhibit "C."
                           ------------

     d.   Loans or Advances.  The Borrower shall not make or permit and shall
          -----------------
          not allow any Subsidiary to make or permit to exist any loans or advances to any other person or entity, except for:

        (i) extensions of credit or credit accommodations to customers or vendors made by the Borrower or such Subsidiary in the ordinary course of its business as now conducted;

        (ii) reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on behalf of the Borrower or such Subsidiary in the course of discharging their assigned duties;

        (iii) the specific items listed in the "Schedule of Exceptions" attached as Exhibit "C."
                           ------------

     e.   Mergers, Consolidations, Sales, Acquisitions or Formation of
          ------------------------------------------------------------
          Subsidiaries.  The Borrower shall not be and shall not allow any
          ------------
          Subsidiary to be a party to any consolidation or to any merger unless in the case of merger the Borrower or such Subsidiary is the surviving entity. The Borrower shall not, and shall not allow any Subsidiary to, sell, transfer, convey or lease all or any material part of its assets, except in the ordinary course of business, or sell or assign with or without recourse any receivables. The Borrower shall not cause, and shall not allow any Subsidiary to cause, to be created or otherwise acquire any Subsidiaries unless contemporaneously with such acquisition the acquired or newly created Subsidiary executes and delivers to the Agent for the benefit of the Banks a Guaranty Agreement.

     f.   Margin Stock.  The Borrower shall not use or cause or permit, and
          ------------
          shall not allow any Subsidiary to use or cause or permit, the proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

     g.   Other Agreements.  The Borrower shall not enter and shall not allow
          ----------------
          any Subsidiary to enter into any agreement containing any provision which would be violated or breached in material respect by the performance of its obligations under this Agreement or under any Loan Document.

     h.   Judgments.  The Borrower shall not permit and shall not allow any
          ---------
          Subsidiary to permit any uninsured judgment or monetary penalty rendered against it in any judicial or administrative proceeding to remain unsatisfied for a period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

     i.   Principal Office.  The Borrower shall not change and shall not allow
          ----------------
          any Subsidiary to change the location of its principal office unless it gives not less than ten (10) days prior written notice of such change to the Agent.

     j.   Hazardous Substances.  The Borrower shall not allow or permit to
          --------------------
          continue the release or threatened release of any Hazardous Substance on any premises owned or occupied by or under lease to the Borrower or any Subsidiary.

     k.   Transactions With Affiliates.  The Borrower shall not, and shall not
          ----------------------------
          allow any Subsidiary to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, exchange or use of any property or asset, or any interest therein, whether real, personal or mixed, or tangible or intangible, or the rendering of any service, with any Affiliate except transactions in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower and each Subsidiary than would obtain in a comparable arm's-length transaction with a Person who is not an Affiliate and, in the case of any inter-company debt, on terms not more favorable than the terms offered by the Bank under this Agreement.

     Section 7. CONDITIONS OF LENDING. The obligation of the Banks to make Advances, and for Bank One to issue the Letters of Credit, is subject to fulfillment of each of the following conditions precedent:

     a.   No Default.  No Event of Default, or Default, shall have occurred and
          ----------
          be continuing, and the representations and warranties of the Borrower contained in Section 3 shall be true and correct as of the date of this Agreement and as of the date of each Advance and issuance of each Letter of Credit, except that after the date of this Agreement: (i) the representations contained in Section 3(d) will be construed so as to refer to the latest financial statements furnished to the Agent by the Borrower pursuant to the requirements of this Agreement, (ii) the representation contained in Section 3(1) will be construed so as to except any Subsidiary which may hereafter be formed or acquired by the Borrower with the consent of the Required Banks and except as permitted under Section 6(e), and (iii) all other representations will be construed to have been amended to conform with any changes of which the Banks shall previously have been given notice in writing by the Borrower and to which the Required Banks have consented.

     b.   Documents to be Furnished at Closing.  The Agent shall have received
          ------------------------------------
          contemporaneously with the execution of this Agreement, the following, each duly executed, dated the date of this Agreement, in form and substance satisfactory to the Agent and in sufficient numbers for each
          Bank:

        (i)    The Notes.

        (ii)   The Guaranty Agreement of Alfalfa's Canada, Inc.

        (iii) A certified copy of a Resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance, respectively, of this Agreement and the other Loan Documents provided for in this Agreement to which the Borrower is a party.

        (iv) A certificate of the Secretary of the Borrower certifying the names of the officer or officers authorized to sign this Agreement and the other Loan Documents provided for in this Agreement to which the Borrower is a party, together with a sample of the true signature of each such officer.

        (v) A copy of the filed-marked Articles of Incorporation of the Borrower and a copy of the By-Laws of the Borrower, certified as complete and correct by the Secretary of the Borrower.

        (vi) A certified copy of a Resolution of the Board of Directors of each of the Guarantors authorizing the execution, delivery and performance of its respective Guaranty Agreement and any other Loan Document provided for in this Agreement to which such Guarantor is a party.

        (vii) A certificate of the Secretary of each of the Guarantors certifying the names of the officer or officers authorized to sign its respective Guaranty Agreement and any other Loan Document provided for in this Agreement to which such Guarantor is a party together with a sample of the true signature of each such officer.

        (viii) A currently dated certificate of good standing of the Borrower and each Guarantor issued by the Secretary of State of Incorporation of each such corporation.

        (ix) The opinion of counsel for the Borrower and the Subsidiaries addressed to the Banks to the effect that the representations stated in Sections 3(a), 3(b), 3(c), 3(e), 3(f) and 3(i) are correct. Such opinion shall be in such form as may be reasonably acceptable to the Agent.

        (x) Certificates evidencing the existence of all insurance required under the terms of this Agreement or any other Loan Documents.

        (xi) Payment to the Agent for the account of the Banks of a closing fee in an amount equal to one-half of one percent (1/2%) of the respective Bank's Commitment.

        (xii)  Such other documents as the Bank may reasonably require.

     c.   Documents to be Furnished at Time of Each Advance.  The Agent shall
          -------------------------------------------------
          have received the following prior to making any Advance, each duly executed and currently dated, unless waived at the Agent's discretion as provided in Section 2(a)(ii):

        (i)    An Application for Advance.

          (ii)   An Officer's Certificate.

          (iii)  Such other documents as the Agent may reasonably require.

     Section 8.  EVENTS OF DEFAULT.  Each of the following shall constitute an
                 -----------------
Event of Default under this Agreement unless waived by the Required Banks:

     a.   Nonpayment.  The Borrower shall fail to pay any installment of
          ----------
          principal or interest or any other sum payable to the Banks or the Agent under this Agreement on or prior to the date when due.

     b.   Nonpayment of Other Indebtedness for Borrowed Money.  The Borrower or
          ---------------------------------------------------
          any Guarantor shall fail to pay when due, whether by acceleration or otherwise, any other indebtedness of $2,000,000 or more determined on an individual basis for borrowed money or shall default in the performance or observance of any obligation or condition with respect to any such other Indebtedness if the effect of such default is to accelerate the maturity of such other Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its scheduled maturity, unless the Borrower or such Guarantor is contesting such payment or the existence of such default in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

     c.   Other Material Obligations.  Subject to the expiration of any
          --------------------------
          applicable grace period, default by the Borrower in the payment when due, or in the performance or observance of any obligation of, or condition agreed to by the Borrower with respect to any purchase or lease of goods, securities or services except only to the extent that the existence of any such default is being contested in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

     d.   Bankruptcy, Insolvency, etc.  The Borrower or any Guarantor admitting
          ----------------------------
          in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against the Borrower or any Guarantor; or the Borrower or any Guarantor applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Borrower or any Guarantor or any property thereof, or the Borrower or any Guarantor making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for the Borrower or for a substantial part of its property and not being discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against the Borrower or any Guarantor, and, if involuntary, being consented to or acquiesced in by the Borrower or such Guarantor or remaining for sixty (60) days undismissed.

     e.   Warranties and Representations.  Any warranty or representation made
          ------------------------------
          by the Borrower in this Agreement proving to have been false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Borrower to the Banks or the Agent proving to have been false or misleading in any material respect when made or delivered.

     f.   Violations of Negative and Financial Covenants.  Failure by the
          ----------------------------------------------
          Borrower or any Subsidiary to comply with or perform any covenant stated in Section 5.g or Section 6 of this Agreement.

     g.   Guaranty Agreements.  Any Guaranty Agreement shall at any time after
          -------------------
          the execution and delivery thereof, and for any reason, cease to be in full force and effect; or the validity or enforceability thereof shall be contested by any Guarantor, or any Guarantor shall default in its obligations or deny that it has any further liability or obligation under its respective Guaranty Agreement.

     h.   Noncompliance With Other Provisions of this Agreement.  Failure of the
          -----------------------------------------------------
          Borrower to comply with or perform any covenant or other provision of this Agreement or any other Loan Documents or to perform any other Obligation of the Borrower to the Banks (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 8) and continuance of such failure for thirty (30) days after notice thereof to the Borrower from the Agent or the Banks.

     Section 9.  EFFECT OF EVENT OF DEFAULT.

     a.   Acceleration and Termination of the Commitment.  If any Event of
          ----------------------------------------------
          Default described in Section 8(d) shall occur, the maturity of the Loans shall immediately be accelerated and the Notes and the Loan evidenced thereby, and all other Indebtedness and any other payment Obligations of the Borrower to the Banks shall become immediately due and payable, and the Aggregate Commitment shall immediately terminate, all without notice of any kind. When any other Event of Default has occurred and is continuing, at the election of the Required Banks, the payment of the Loan shall be accelerated and the Notes and all other payment Obligations of the Borrower to the Banks shall be declared due and payable, whereupon maturity of the Loan shall be accelerated and the Notes and the Loan evidenced thereby, and all other payment Obligations of the Borrower to the Banks shall become immediately due and payable and the Aggregate Commitment shall immediately terminate, all without notice of any kind. The Agent or such other holder shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

     b.   Remedies Not Exclusive.  The remedies of the Banks specified in this
          ----------------------
          Agreement or in any other Loan Document shall not be exclusive, and the Banks may avail themselves of any other remedies provided by law as well as any equitable remedies available to the Banks including without limitation any remedies available under any Reimbursement Agreement.

     Section 10.  RELATION OF BANKS.

     a.   Appointment and Authorization.  Each Bank hereby appoints the Agent to
          -----------------------------
          act as its agent in connection with the administration of this Agreement and for such purpose irrevocably authorizes the Agent to take such action and to exercise such rights, powers and discretion as are specifically delegated to the Agent in this Agreement, together with all rights, powers and discretion as are reasonably incidental thereto. The Borrower and each Bank agree that all notices, requests, demands and communication by the Banks to the Borrower or by the Borrower to the Banks with respect to this Agreement and the matters contemplated hereby, shall be made only through the Agent as set forth herein. The Agent may perform any of its functions and duties under this Agreement by or through agents or its directors, officers or employees. In performing its functions and duties under this Agreement as Agent, the Agent shall perform its duties as designated hereunder, but the Agent shall not be deemed to have a fiduciary relationship in respect of, or other responsibility to, any Bank or to have assumed any relationship of agency or trust with or for the Borrower, the Guarantors, or any Subsidiary of the Borrower.

     b.   Pro Rata Sharing and Application of Payments.  All payments of
          --------------------------------------------
          principal and interest shall be first applied to payment of all outstanding principal and accrued interest under the Revolving Loan. All payments of principal and interest on the Revolving Loan and the fees payable pursuant to Sections 2(a)(ix) and 2(a)(xi) shall be divided among the Banks on the basis of their respective Percentages. The fees payable to the Agent pursuant to Section 2(a)(x) shall not be divided among the Banks. All amounts to be disbursed pursuant to
          Section 10(c) shall be advanced Pro Rata by the Banks.

     c.   Sharing of Setoff.  Any Bank which shall receive payment of or on
          -----------------
          account of all or part of its share of the Revolving Loan, through the exercise of any right of setoff, counterclaim, banker's lien, secured claim under any bankruptcy statute or otherwise in a greater portion than the proportion amount of principal, interest and fees due it under this Agreement shall purchase immediately prior to such payment participations in the portions of the Revolving Loan, as applicable, held by the other Banks so that all recoveries of principal, interest and fees shall be shared by the Banks in accordance with their Percentage interests; except that this provision shall not apply to any setoff for payment of standard fees for maintaining deposit accounts. If all or any portion of any such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest (except to the extent such Bank is required to pay interest). All sums received by a Bank through the exercise of any right of setoff, counterclaim, banker's lien, secured claim under any bankruptcy statute or otherwise shall be deemed to be first applied to such Bank's portion of the Indebtedness under this Agreement until payment thereof in full, and any balance remaining thereafter shall be deemed to apply to any other Indebtedness of the Borrower to such Bank.

     d.   Approvals.  Except as provided in this subsection (d), upon any
          ---------
          occasion requiring or permitting an approval, consent, election or other action on the part of the Banks, action shall be taken by the Agent for, on behalf of, and for the benefit of, all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. However, unless all Banks agree in writing, no amendment, modification, consent or waiver shall be effective which:

          (i) increases the amount of the Revolving Loan or changes the Percentage of the

                 Banks,

          (ii) reduces the amount of interest, principal or fees owing hereunder or under the Notes,

          (iii) extends the fixed date on which any sum is due hereunder or under the Notes (including but not limited to payments required as a result of a change or reduction in the amount of the Aggregate Commitment) or extends the Revolving Loan Maturity Date,

          (iv) waives an Event of Default arising from a failure to pay principal of or interest on an Advance,

          (v)    changes the provisions of this Subsection (d),

          (vi)   waives any material condition specified in Section 7,

          (vii)  amends the definition of Required Banks,

          (viii) affects the rights, duties or obligations of the Agent,

          (ix)   amends the provisions of Section 8,

          (x)    amends the provisions of Sections 5(g), or

          (xi)   releases any collateral for the Obligations.

     e.   Exculpation.  The Agent shall not be liable or answerable to the Banks
          -----------
          for anything whatsoever in connection with this Agreement or any instrument or agreement required hereunder, including responsibility with respect to the execution, construction or enforcement of this Agreement or any such instrument or agreement, except for its willful misconduct or gross negligence, and the Agent shall have no duties or obligations other than as provided herein and therein. The Agent shall be entitled to rely on any opinion of counsel (including counsel for the Borrower) in relation to this Agreement and any instrument or agreement required hereunder, and upon statements and communications received from the Borrower, or from any other Person, believed by it to be authentic, and shall not be liable for any action taken or omitted in good faith on such reliance.

     f.   Indemnification.  Each Bank agrees to indemnify the Agent to the
          ---------------
          extent not reimbursed by the Borrower, ratably according to its Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any instrument or agreement required hereunder or any action taken or omitted by the Agent in such role under this Agreement or any such instrument or agreement; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from the

          Agent's willful misconduct or gross negligence.

     g.   The Agent as Bank.  The Agent shall have the same rights and powers
          -----------------
          hereunder as any other Bank and may exercise the same as though it were not the Agent; and the term "Banks" shall include the Agent in its individual capacity. The Agent and its subsidiaries and affiliates may accept deposits from, lend money to, engage in any kind of banking, trust or other business with, the Borrower or any of its Subsidiaries or Affiliates as if it were not the Agent.

     h.   Notice of Transfer.  The Agent and the Borrower may deem and treat a
          ------------------
          Bank which is a party to this Agreement as the owner of such Bank's Note for all purposes hereof unless and until a written notice of the assignment or transfer thereof (if any is permitted) executed by such Bank shall have been received by the Agent and the Borrower.

     i.   Credit Decision.  Each Bank represents that it has made and agrees
          ---------------
          that it shall continue to make its own independent investigation of the financial condition and affairs of the Borrower and its own appraisal of the creditworthiness of the Borrower in connection with the making and the continuance of the Advances. The Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information (other than obtained pursuant to this Agreement) with respect thereto, whether coming into its possession before the date hereof or at any time thereafter, unless furnished to the Agent by the Borrower for delivery to the Banks, or obtained pursuant to this Agreement. The Agent shall promptly provide the Banks with copies of all notices required by the Agreement to be provided to the Agent by the Borrower or provided to the Borrower by the Agent.

     j.   Number of Documents.  All certificates, financial statements,
          -------------------
          documents, notices, reports, requests and statements furnished to the Agent by the Borrower or any other party under this Agreement and the other Loan Documents shall be furnished in sufficient counterparts so that the Agent may furnish one to each of the Banks.

     k.   Resignation of the Agent.  The Agent may resign at any time by giving
          ------------------------
          written notice to the Banks and the Borrower. Upon any such resignation, the Required Banks with the prior written consent of the Borrower, which consent of the Borrower shall not be necessary if an Event of Default has occurred and is continuing at such time, which shall not be unreasonably withheld, shall have the right to appoint a successor from among the Banks. If no successor shall have accepted such appointment within forty-five (45) days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor thereto with the prior written consent of the Borrower, which consent shall not be necessary if an Event of Default has occurred and is continuing at such time, which shall not be unreasonably withheld, and such successor Agent shall be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus (or owned by a holding company having a combined capital and surplus) of at least $2,000,000,000.00. Upon the acceptance by such successor of its appointment hereunder, such successor shall succeed to and become vested with all the rights and obligations of the retiring Agent, and the retiring Agent shall be discharged from its obligations under this Agreement except with respect to any liability with respect to a breach of any obligation hereunder prior to such resignation. The provisions of this Article shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it held such position under this Agreement.

     Section 11.  MISCELLANEOUS.

     a.   Notices.  Any communications between the parties hereto or notices or
          -------
          requests provided herein to be given may be given by mailing the same, first class postage prepaid, by overnight delivery, by courier or messenger service, or by telex or electronic transmission, to each party at its address set forth on the signature pages hereto (with a copy to each address indicated for notices), or to such other address as any party may in writing hereafter indicate to the Borrower and the Agent, and which the Agent shall forward to the other Banks upon receipt thereof by the Agent. Notices shall be effective on the date received by electronic transmission and telex, three (3) Banking Days after the date sent by U.S. mail, and on the date of receipt if sent by overnight delivery or by courier or messenger service.

     b.   Successors and Assigns.  This Agreement shall bind and inure to the
          ----------------------
          benefit of the parties hereto and their respective permitted successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of its rights hereunder without the prior written consent of each Bank.

     c.   Banks' Obligations Several.  The obligations of each Bank under this
          --------------------------
          Agreement are several. Neither the Agent nor any Bank shall be liable for the failure of any other Bank to perform its obligations under this Agreement. The failure of any Bank to make all or any part of the proceeds of any Advance available to the Agent for the benefit of Borrower pursuant to this Agreement shall not relieve any other Bank from the performance of its obligations under this Agreement.

     d.   Participations and Assignments.  No Bank may participate, sell,
          ------------------------------
          transfer or assign all or any portion of its rights and obligations under this Agreement without the prior written consent of the Borrower, which consent shall not be unreasonably withheld (provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing), and without prior notice to the Agent, except that any Bank may sell a participation interest in its Advances to any subsidiary of the holding companies of the Banks so long as the Bank continues to be the sole financial institution sending billing or other notices to the Borrower and entitled to receipt of notices hereunder from the Borrower or calling upon the Borrower to discuss this Agreement, the Commitments or any Advance. Bank may provide such a Person purchasing a participation (a "Participant") with credit information received by such Bank from the Borrower or from Agent or which is otherwise publicly available. The Borrower agrees that any Participant permitted or consented to under this Section 11(d) shall at any time during the pendency of an Event of Default have the right to set off obligations owed to such Participant and not paid when due against any accounts or other assets of the Borrower held by, on deposit with or in the possession of such Participant.

     e.   Delays and Waivers.  No delay or omission by the Agent or the Banks to
          ------------------
          exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, modification, amendment, consent or approval relating to this Agreement or the Notes must be in writing to be effective and must be signed by or on behalf of the Required Banks or all the Banks as the case may be, as provided in
          Section 10(d).

     f.   Costs and Expenses.  The Borrower agrees to pay on demand to the Agent
          ------------------
          and to each Bank all costs and expenses incurred subsequent to the execution and delivery of this Agreement by the Agent and each Bank including, without limitation, reasonable attorneys' and consultants' fees (i) in connection with the enforcement of this Agreement or any instrument or agreement required hereunder or in connection with any proposed refinancing or restructuring of the credit provided in this Agreement in the nature of a "work-out" and (ii) for all filing fees, stamp, registration and other duties and imposts to which this Agreement and any instrument or agreement required hereunder may be subject. The Borrower agrees to pay or to reimburse the Agent upon demand for its reasonable attorneys' fees and other expenses incurred in connection with the preparation, drafting and negotiation of any amendments, consents, or waivers hereto. The Borrower shall indemnify the Agent and each Bank against any and all liabilities and penalties resulting from any delay in payment, or failure to pay, and such duties and imposts upon written notice from the Agent that such amounts have been assessed.

     g.   Entire Agreement.  This Agreement and any agreement, document or
          ----------------
          instrument attached hereto or referred to herein integrate all of the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

     h.   Governing Law.  This Agreement and all other Loan Documents executed
          -------------
          in connection herewith shall be governed by and construed in accordance with the laws of the State of Indiana without reference to conflicts of laws and principles thereunder. The Borrower for itself and for each Subsidiary consents to jurisdiction of any state or federal court located within Marion County, Indiana, and waives personal service of any and all process upon the Borrower. All service of process may be made by messenger, by certified mail, return receipt requested, or by registered mail directed to the Borrower at the address stated on the signature pages hereof. The Borrower, for itself and its Subsidiaries, waives any objection which the Borrower or any Subsidiary may have to any proceeding commenced in a federal or state court located within Marion County, Indiana, based upon improper venue or forum non conveniens.
                   --------------------

     i.   Section Headings.  Section headings are for reference only, and shall
          ----------------
          not affect the interpretation or meanings of any provision of this Agreement.

     j.   Severability.  The illegality or unenforceability of any provision of
          ------------
          this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     k.   Indemnity.  The Borrower hereby agrees to indemnify, protect and hold
          ---------
          harmless the Agent, the Banks and their respective officers directors, agents, employees, attorneys and shareholders from and against all costs and all actions, claims (whether made or threatened), suits, liabilities, damages and losses incurred by or imposed on the Agent, the Banks or any such officer, director, agent, employee, attorney or shareholder in connection with or as a result of the execution, delivery and performance by the Borrower of this Agreement and the use of proceeds hereunder, provided, however, that such indemnity shall not apply to any action by the Borrower against the Banks or any of them; and provided, further, that the foregoing provision shall not be deemed to limit the provisions of Section 10(f) hereof. Notwithstanding anything to the contrary in this subsection (k), the Borrower shall not be obligated to indemnify any such Person for any losses, claims, damages, liabilities and expenses incurred by such Person which have finally been determined to have resulted from gross negligence or willful misconduct on the part of such Person. Without limiting the generality of the foregoing, such indemnity shall extend to any and all costs and expenses whatsoever incurred by the Banks, their officers, directors, agents, employees, attorneys and shareholders (including, without limitation, the reasonable cost of counsel, whether staff or otherwise and whether allocated or out-of-pocket) in connection with investigating, preparing for or defending against or providing evidence, producing documents or taking any action with respect to any such action, claim (whether made or threatened and whether or not such Bank or other indemnified person is a party to such action or claim), suit, liability, damage or loss, whether or not resulting in any liability. Each Bank may select its own legal counsel in connection with any matters indemnified hereunder. This indemnity shall survive the execution, delivery and consummation of the transactions contemplated by this Agreement. The Borrower's obligation under this indemnity is absolute and unconditional, enforceable against it whether or not any Advances are ever made hereunder or any conditions of lending are ever met and without regard to any act, omission, breach, knowledge, or event by, attributable to, or in any manner involving any of the Banks. Payment by Borrower in respect to a claim made by the Agent or any Bank pursuant to this Section shall be made within fifteen (15) days after demand therefor. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the foregoing amounts which is permissible under applicable law.

     l.   Waiver of Jury Trial.  Each of the Borrower, Agent, and the Banks
          --------------------
          hereby (i) irrevocably waives, to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity; (ii) irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certifies that none of the Agent or the Banks, nor any representative, Agent or counsel for the Agent or the Banks has represented, expressly or otherwise, or implied, that it would not, in the event of litigation, seek to enforce the foregoing waivers; and (iv) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section.

     m.   Counterparts.  This Agreement may be executed in as many counterparts
          ------------
          as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date and year first above written.

                                WILD OATS MARKETS, INC.



                                By: ____________________________________

                                    ____________________________________
                                                (Printed Name and Title)

                                Address:    1645 Broadway
                                            Boulder, Colorado 80302
                                Attn:       ___________________________
                                Telephone:  ___________________________
                                Fax:        ___________________________



                                BANK ONE, INDIANAPOLIS, NA,
                                Individually and as Agent



                                By: /s/ Anthony P. Schlichte
                                    ------------------------------------
                                    Anthony P. Schlichte, Vice President and
                                    Senior Relationship Manager

                                PERCENTAGE:   62.5%
                                COMMITMENT:   $25,000,000

                                Address:  111 Monument Circle, Suite 1911
                                          P. O. Box 7700
                                          Indianapolis, Indiana 46277-0119
                                          Attn: Manager, U.S. Corporate

                                          Financial Services
                                          Telephone:  (317) 321-3037
                                          Fax:  (317) 321-8830


                                WELLS FARGO BANK


                                By: /s/ Tracey A. Hunson
                                    -----------------------------------
                                     Tracey A. Hunson Vice President
                                    -----------------------------------
                                    (Printed Name and Title)

                                PERCENTAGE:   37.5%

                                COMMITMENT:   $15,000,000

                                Address:  _____________________________
                                          _____________________________
                                          _____________________________
                                Telephone:_____________________________
                                Fax:      _____________________________



                                Wire Transfer Instructions:

                                Key No.   _____________________________
                                          _____________________________
                                          _____________________________
                                Re:       Wild Oats


                                With a copy to:

                                WELLS FARGO BANK

                                Address:  _____________________________
                                          _____________________________
                                          _____________________________
                                Attn:     _____________________________
                                Telephone:_____________________________
                                Fax:      _____________________________